EXHIBIT 4.1

                                        January 23, 1996

Mr. Mark J. Kneedy
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois  60603

Re:    The Kansas Tax-Exempt Trust, Series 79
       CUSIP #485532-881
       (File No. 333-00313)

Dear Mark:

It is our understanding that a Registration Statement has been filed with the Securities and Exchange Commission relating to units of the subject fund. Attached you will find our initial evaluation of the fund. Pursuant to said evaluation, the total bid side value of the Bonds in the Kansas Tax-Exempt Trust, Series 79 is $2,821,675.00; the ask side value is $2,855,394.50.

This letter will evidence our consent to the use of our name on the subject registration statement as the initial evaluator of the securities in the portfolio of the subject trust.


                                       Sincerely,

                                       STERN BROTHERS & CO.


                                       /s/ James Howk

                                       K. James Howk
                                       Managing Director



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